Exhibit 99.1

Aircastle Limited Announces Receipt of Final Regulatory Approval
in Connection with Pending Merger

STAMFORD, Conn., March 24, 2020 -- Aircastle Limited (NYSE: AYR) (“Aircastle”) announced today the receipt of the final regulatory approval that is a condition to closing Aircastle’s previously announced merger with an entity controlled by affiliates of Marubeni Corporation (“Marubeni”) and Mizuho Leasing Company, Limited (“Mizuho Leasing”). The parties received clearance from the competition authority in Morocco on March 24, 2020.

Aircastle expects to complete the merger on or about March 27, 2020, subject to the satisfaction of the remaining customary closing conditions set forth in the merger agreement and discussed in detail in the definitive proxy statement filed with the U.S. Securities and Exchange Commission by Aircastle on January 23, 2020.  Upon completion of the merger, Aircastle’s shareholders will be entitled to receive $32.00 in cash for each common share of Aircastle (other than shares already owned by Marubeni and its affiliates).

Commenting on the approval, Michael Inglese, Aircastle’s Chief Executive Officer, stated, “We are pleased to have reached this milestone in our pending merger with Marubeni and Mizuho Leasing, who have a long-term horizon and remain committed to our strategy and the aviation industry.  We look forward to the new investment opportunities that lie ahead for Aircastle together with Marubeni and Mizuho Leasing.”

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2019, Aircastle owned and managed on behalf of its joint ventures 287 aircraft leased to 85 customers located in 49 countries.

Contacts:

Aircastle Advisor LLC	The IGB Group
Frank Constantinople, SVP Investor Relations Tel: +1-203-504-1063 fconstantinople@aircastle.com	Leon Berman Tel: +1-212-477-8438 lberman@igbir.com

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (i) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; (ii) the business of Aircastle may suffer as a result of uncertainty surrounding the transaction and there may be challenges with employee retention as a result of the pending transaction; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) legal proceedings may be initiated related to the transaction; (v) changes in economic conditions, political conditions and changes in laws or regulations may occur; (vi) an event, change or other circumstance may occur that could give rise to the termination of the merger agreement; and (vii) other risk factors as detailed from time to time in Aircastle’s reports filed with the Securities and Exchange Commission (the “SEC”), including Aircastle’s 2019 Annual Report on Form 10-K, which are available on the SEC’s Web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this document. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.